Exhibit 10.3
ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of February 7, 2007, by and among United National Film Corporation (the “Company”), 1st BridgeHouse Securities, LLC (“1st BridgeHouse”) and American Stock Transfer and Trust Company (the “Escrow Agent”).

ARTICLE I

ESTABLISHMENT OF THE ESCROW AGENCY AND ESCROW ACCOUNT

1.1.  The parties hereby appoint the Escrow Agent, and the Escrow Agent hereby accepts, the escrow agency established under this Agreement.

1.2.  The Escrow Agent hereby establishes a separate account to be maintained and held in escrow pursuant to and under this Agreement.

1.3.  On the date hereof, the Company shall cause $750,000 (including any income thereon, the “Escrow Funds”) to be transferred to the Escrow Agent.

ARTICLE II

INVESTMENT OF ESCROW FUNDS

The Escrow Agent shall invest the Escrow Funds in an interest bearing bank account with, or certificate of deposit or time deposits with, maturities of no more than 30 days issued by, a U.S. commercial bank or such other bank or other financial institution as it normally holds such funds. All interest earned on the Escrow Funds shall be added to and held as part of the Escrow Funds.

ARTICLE III

DISBURSEMENTS FROM ESCROW FUNDS

Upon the receipt by 1st BridgeHouse of a bill or statement for fees or expenses in connection with investor or public relations or securities law compliance, including related legal fees and legal fees relating to minor post-closing corporate matters in the British Virgin Islands, 1st BridgeHouse shall prepare a release notice in the form attached hereto as Exhibit A (the “Release Notice”) and deliver such Release Notice to the Escrow Agent. Upon the Escrow Agent’s receipt of each Release Notice, the Escrow Agent shall disburse the Escrow Funds in the amount provided in, and in accordance with, such Release Notice.

ARTICLE IV

TERMINATION OF ESCROW AGREEMENT

4.1.  This Escrow Agreement shall terminate upon the earlier of:

(a) the disbursement of all Escrow Funds in accordance with Article III; or

(b) February 7, 2010.

4.2.  In the event that this Escrow Agreement is terminated pursuant to Section 4.1(b), the Company may request in writing that the Escrow Agent return any remaining Escrow Funds directly to the Company; thereupon, the Escrow Agent shall return such remaining Escrow Funds promptly to the Company.

ARTICLE V

MISCELLANEOUS

5.1.  The Company shall pay the Escrow Agent a one-time fee of $5,000.00 for all services rendered by the Escrow Agent hereunder.

5.2.  For purposes of U.S. federal and other taxes based on income, the Company shall be treated as the owner of the Escrow Funds and shall report all income, if any, that is earned on, or derived from, the Escrow Funds as its income, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto. The Escrow Agent shall for each appropriate year, prepare tax reports on Form 1099 as to the Company’s income and deliver the same to the Company promptly after the calendar year involved.

5.3.  No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

5.4.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (i) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:
United National Film Corporation
c/o Wuhan Blower Co., Ltd.
Canglongdao Science Park of Wuhan
East Lake Hi-Tech Development Zone
Wuhan, Hubei 430200
People’s Republic of China
Attention: Xu Jie
Tel. No.: (86) 138 7113 6999
Fax No.: (86) 027 5970 0010

with copies to:	Troutman Sanders LLP The Chrysler Building 405 Lexington Avenue New York, New York 10174 Attention: Henry I. Rothman, Esq. Tel. No.: (212) 704-6179 Fax No.: (212) 704-5950

If to 1st BridgeHouse:	1st BridgeHouse Securities, LLC 161 Spring House Road Fairfield, Connecticut 06824 Attention: John H. Starr Tel. No.: 1 203 209 6351 Fax No.: 1 203 259 4919

If to the Escrow Agent:	American Stock Transfer & Trust Company 59 Maiden Lane New York, New York 10038 Attention: Herbert J. Lemmer Tel. No.: (718) 921-8209 Fax No.: (718) 331-1852

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

5.5.  This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

5.6.  This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

5.7.  Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles or Sections are to this Escrow Agreement.

5.8.  The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in New York City, Borough of Manhattan.

5.9.  The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by each of the parties hereto.

5.10.  The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud or willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud or willful misconduct.

5.11.  The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

5.12.  The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud or willful misconduct.

5.13.  The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to the Company and 1st BridgeHouse. In the event of any such resignation, 1st BridgeHouse and the Company shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any Escrow Funds and other documents held by the Escrow Agent.

5.14.  If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

5.15.  It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the Escrow Funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (i) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the Escrow Funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (ii) to deliver the Escrow Funds and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York, Borough of Manhattan, in accordance with the applicable procedure therefor.

5.16.  The Company agrees to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

UNITED NATIONAL FILM CORPORATION

By:	/s/ Xu Jie
Name: Xu Jie Title: President and Chief Executive Officer

1ST BRIDGEHOUSE SECURITIES, LLC

By:	/s/ John H. Starr
Name: John H. Starr
Title: Executive Vice-President

ESCROW AGENT:

AMERICAN STOCK TRANSFER AND TRUST COMPANY

By:	/s/ Herbert J. Lemmer
Name: Herbert J. Lemmer Title: Vice President

Exhibit A to
Escrow Agreement

RELEASE NOTICE

Pursuant to the Escrow Agreement, dated as of February 7, 2007 (the “Escrow Agreement”), by and among United National Film Corporation, 1st BridgeHouse Securities, LLC (“1st BridgeHouse”) and American Stock Transfer and Trust Company (the “Escrow Agent”), 1st BridgeHouse hereby instructs the Escrow Agent to release Escrow Funds in accordance with the following instructions:

Recipient of Escrow Funds	Amount of Escrow Funds to be Disbursed	Date of Disbursement	Transfer Instructions

Capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Escrow Agreement.

1ST BRIDGEHOUSE SECURITIES, LLC

By:	__________________________
Name:
Title:
Date:	__________________________